EXHIBIT (2)(k)(3)(a)

AMENDMENT TO

JOHN HANCOCK CLOSED END FUNDS

SERVICE AGREEMENT

FOR

TRANSFER AGENT SERVICES

THIS AMENDMENT (this “Amendment”), dated July 1, 2007, is entered into between Mellon Investor Services LLC, a New Jersey limited liability company (“Mellon”), and John Hancock Patriot Premium Dividend Fund I, John Hancock Patriot Premium Dividend Fund II, John Hancock Patriot Preferred Dividend Fund, John Hancock Patriot Global Dividend Fund, John Hancock Patriot Select Dividend Trust, John Hancock Investors Trust, John Hancock Income Securities Trust, John Hancock Bank and Thrift Opportunity Fund, John Hancock Preferred Income Fund I, John Hancock Preferred Income Fund II, John Hancock Preferred Income Fund III and John Hancock Tax-Advantaged Dividend Income Fund, each a Massachusetts Business Trust and a Maryland corporation (each a “Client” and collectively the “Clients”).

WHEREAS, Mellon and the Clients entered into that certain Service Agreement for Transfer Agent Services dated June 1, 2002, as amended (the “Agreement”), pursuant to which Mellon is providing transfer agent and related services to the Clients. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth in the Agreement.

WHEREAS, John Hancock Patriot Premium Dividend Fund I, John Hancock Patriot Global Dividend Fund and John Hancock Patriot Preferred Dividend Fund (collectively, the “Terminated Funds”) have merged into John Hancock Patriot Premium Dividend Fund II, and Mellon and Clients desire to amend the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

(a)	The Agreement, including the applicable Exhibits, is hereby terminated solely with respect to the Terminated Funds.

(b)	Exhibit D of the Agreement is amended to replace the Fee Schedule to John Hancock Patriot Premium Dividend Fund II with the revised Exhibit D-l attached hereto.

(c)	Exhibit D of the Agreement is hereby amended to replace the Investor Plan Services Fee Schedule for each of the Clients with revised Exhibit D-2 attached hereto.

2.	Term of the Amendment. This Amendment shall become effective on the date hereof, and shall remain in effect for so long as the Agreement shall remain in effect.

3.	Ratification. Except as expressly set forth herein, the Agreement is not modified hereby and shall remain in full force and effect in accordance with the respective provisions thereof and is in all respects ratified and affirmed.
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Partial Invalidity. If any provision of this Amendment is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Amendment as a whole, but this Amendment shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

Counterparts. This Amendment may be executed in two or more counterparts, each of which, when executed and delivered, shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Mellon and the Clients have caused these presents to be duly executed as of the day and year first above written.

MELLON INVESTOR SERVICES LLC

By:	/s/ Lynore LeConche
Name:	Lynore LeConche
Title:	Relationship Manager

JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND I

JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II

JOHN HANCOCK PATRIOT PREFERRED DIVIDEND FUND

JOHN HANCOCK PATRIOT GLOBAL DIVIDEND FUND

JOHN HANCOCK PATRIOT SELECT DIVIDEND TRUST

JOHN HANCOCK INVESTORS TRUST

JOHN HANCOCK INCOME SECURITIES TRUST

JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND

JOHN HANCOCK PREFERRED INCOME FUND I

JOHN HANCOCK PREFERRED INCOME FUND II

JOHN HANCOCK PREFERRED INCOME FUND III

JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

By:	/s/ Alfred P. Ouellette
Name:	Alfred P. Ouellette
Title:	Assistant Secretary
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Exhibit D-l FEE SCHEDULE TO

John Hancock Patriot Premium Dividend II

Initial Term of Agreement:	One (1) Year

Fees Not Subject to Increase	One (1) Year
(During initial term only)

Administration & Account Maintenance
Administration (Per month)	$
Mellon will assign a Client Service Manager to consult with Client on all facets of stock transfer administration, including, but not limited to, securities regulations, transfer requirements, structuring of annual meetings, stock option exercises, cash and stock dividends, etc.
OFAC Reporting Fee (Per month)

(the Administration and Account Maintenance fees cover all of the services, and are subject to the allowances, listed below)

	Allowance	Fee
Number of active accounts maintained		$/year
Number of inactive accounts maintained		% of

Active a/c Fee
Number of dividend reinvestment accounts maintained		$
Number of legal review items processed		$
Number of certificates issued and book entry credits
Number of certificates cancelled and book entry debits
Number of additional mailings per year (including one enclosure)		See Below
Number of reports, analyses, lists, or labels		See Below
Number of Inspectors of Election		$
Number of respondent bank omnibus proxies		$
Number of shareholder telephone calls handled by Interactive Voice Response System Response System
Number of shareholder telephone calls transferred out of the IVR to a Customer Service Representative
Number of correspondence items responding to shareholder inquiries
Number of Investor ServiceDirect® transactions

(ISD transactions are defined as any shareholder transaction initiated through ISD, including, but not limited to, share sales or purchases, duplicate statement or tax form requests, address or pin changes, account changes or updates and certificate requests)

Number of state mandated due diligence mailings for lost property , as required
Number of SEC mandated lost shareholder database searches
MLink Administration fee (Electronic delivery of material)
Evote Administration fee
Telephone Votes
Internet

Dividend Disbursement Fee
Number of dividends processed per year (including one enclosure) (the dividend disbursement fee includes all of the services listed below)

Preparing and mailing checks
Reconciling checks
Preparing payment register in list form
Withholding and filing taxes for non-resident aliens and others
Filing federal tax information returns
Processing “B” and “C” notices received from the IRS
Mailing required statements (Form 1099DIV or Form 1042) to registered holders
Maintaining stop payment files and issuing replacement checks
Maintaining separate dividend addresses
Receiving, verifying and posting funds to cover entire dividenddistribution on mailing date of checks

John Hancock Patriot Premium Dividend II

Fee Schedule - Page 2

Escheatment Services
Annual Compliance Services
SEC mandated electronic database and new address retrieval mailing	$
(subject to the following minimum)	$
Each state mandated due diligence mailing	$
(subject to the following minimum)	$
In-Depth Search and Location Services
(Annual compliance services include all of the services listed below)
Assist in establishing compliance with the unclaimed property requirements of all jurisdictions that may have a claim on escheatable property held by your organization
Processing records and property subject to reporting based upon current state statutes, rules, and regulations
Requesting penalty and interest release agreements and indemnification from future claim agreements (on property remitted) from the states that offer such agreements
Identifying property that has become escheatable since the last filing date
Assist in reviewing state regulations to determine if there have been any changes in reporting procedures
Reporting and remitting property to states

CLIENT SERVICE DIRECT® System Access

(the Client ServiceDirect fee includes all of the services listed below)

•	Providing client access to Mellon’s mainframe inquiry and internet based system for management reporting and shareholder records

•     Providing daily data on registered shareholders

•     Providing daily access to proxy tabulation file during proxy season

DIRECT REGISTRATION/PROFILE SYSTEM
Enrollment Fee
Annual Surety Fee
Stock Distribution Event - full, full and fractional shares	$
DRS Fee, per statement	$
Investor directed movement of shares, each	$
Broker directed movement of shares, each	$
DRS/Profile reject fee, each	$0
DRS/Profile Broker Authorization Form, each	$

John Hancock Patriot Premium Dividend II

Fee Schedule - Page 3

ACH/DIRECT DEPOSIT SERVICES
Initial Setup Fee
Annual Maintenance Fee
ACH file transmission, each distribution, per item
Placement of Stop Payment Order	$
Returns/Reversals, per occurrence	$
(Annual Maintenance includes all of the services listed below)

Processing returned authorization forms
Posting bank information to accounts
Creating pre-note transactions and sending to clearinghouse
Following up on rejects
Produce and mail checks for returned items

John Hancock Patriot Premium Dividend II

Fee Schedule - Page 4

ADDITIONAL SERVICES AVAILABLE UPON REQUEST

SHAREHOLDER LISTS AND ANALYSES
(Minimum charge for each of the below services)	$
Lists, per name listed	$
Labels, per label printed	$
Analysis, per name passed on database	$
Analysis, per name listed in report	$
Custom Lists or Analyses

STANDARD MAILING SERVICES
(Minimum charge for each of the below services)	$
Addressing mailing medium, per name	$
Affixing labels, per label	$
Machine Inserting
1st Enclosure, per piece	$
2nd Enclosure, per piece	$
Each Enclosure thereafter, per piece	$
Manual Inserting

OTHER SERVICES
Confidential Proxy Voting
Dividends - Special Cash Dividends
Electronic Distribution of Materials
Foreign Tax Re-claim
Householding of Annual Meeting and Other Materials
Interactive Online Meeting Services
Logistics Services (including document transportation, fulfillment, printing and media placement)
Mailing Quarterly or Periodic Reports
Maintaining Mail Lists
Secondary Offerings or Closings
Stock Splits and Stock Dividends
Special Meetings
Survey Tabulation

John Hancock Patriot Premium Dividend II

Fee Schedule - Page 5

ADDITIONAL SERVICES PROVIDED BY MELLON

In addition to transfer agent services, Mellon Investor Services also provides the following related services. Contact your Sales Representative or Client Service Manager for additional information.

Bank/Broker Distributions

Corporate Stock Buy-Back Services

Custodial Services

Direct Purchase & Dividend Reinvestment Services

Employee Stock Option Plan Administration

Employee Stock Purchase Plan Administration

Escrow Services

Exchange or Tender Offer Processing

Financial Planning Services

Odd-Lot Program Administration

Proxy Solicitation

StockWatch (beneficial owner identification)

Subscription Agent Services

Rights Agency

Warrant Agency

John Hancock Patriot Premium Dividend II

Fee Schedule - Page 6

EXPENSES AND OTHER CHARGES

Fees and Out of Pocket Expenses: The cost of stationery and supplies, including but not limited to transfer sheets, dividend checks, envelopes, and paper stock, together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP and tape charges from DTC are billed in addition to the above fees. All charges and fees, out of pocket costs, expenses and disbursements of Mellon are due and payable by Client upon receipt of an invoice from Mellon.

With respect to any shareholder mailing processed by Mellon, Client shall, at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. For any dividend mailing, Client shall, at least one business day prior to the mail date, also provide immediately available funds sufficient to pay the aggregate amount of dividends to be paid.

Share Sale Program: Client may appoint Mellon to administer, through Mellon’s affiliate, Mellon Bank, N.A., a program allowing Client’s shareholders to liquidate book-entry shares, held in the Direct Registration System (“DRS”), pursuant to the Client’s stock purchase and/or dividend reinvestment plan. The charge for each such sale, and the process for selling such shares, shall be as described in the Client’s plan. If Client does not have a separate stock purchase or dividend reinvestment plan, then Client hereby appoints and directs Mellon to implement and administer, through Mellon Bank, N.A., a share selling program allowing Client’s shareholders to liquidate DRS shares. The transaction fee for each such sale shall be $ plus $ per share. Under the program, upon receipt of a sell request by a registered shareholder, Mellon Bank, N.A. will process the request through FutureShare Financial (“FSF”), a registered broker/dealer and member of NASD/SIPC and an affiliate of Mellon. Proceeds of the sale will be sent to the shareholder in the form of a check (less the transaction fee). Sale requests will typically be combined with other sale requests received from Client shareholders and shares will be submitted in bulk to FSF for sale. Shares will be sold usually within one business day of Mellon’s receipt of the sale request, but in no event more than five business days (except where deferral is necessary under state or federal regulations). The price per share received by the selling shareholder will equal the market price Mellon receives for the shares (or if more than one bulk trade is executed on the day the shares are sold, then the price per share shall equal the weighted average market price received for all Client shares sold that day).

Offering Administration Fee: A minimum fee of $ will be imposed for activities associated with initial public offerings (IPO’s), secondary offerings and/or closings. The fee covers the coordination of efforts necessary between Mellon, the Client’s underwriters, the banknote company and DTC in order to effect the closing. This fee will cover the issuance of up to 200 certificates and/or book-entry credits. Certificates and/or book-entry credits over this amount will be billed at $ each. This fee is in addition to any fees Mellon may charge for coordination of selling shareholders, custody services and/or escrow services.

Conversion: If an out-of-proof condition exists at the time of conversion, and such condition is not resolved within 90 calendar days of such conversion, Client agrees to provide Mellon with funds or shares sufficient to resolve the out-of-proof condition promptly after the expiration of such 90 day period.

Deconversion: Upon expiration or termination of this Agreement, Client shall pay Mellon a fee for deconversion services (e.g., providing shareholder lists and files, producing and shipping records, answering successor agent inquiries). This fee shall be based on Mellon’s then-current deconversion fee schedule. Mellon may withhold the Client’s records, reports and unused certificate stock pending Client’s payment in full of all fees and expenses owed to Mellon under this Agreement.

Legal Expenses, System Modifications: Certain expenses may be incurred in resolving legal matters that arise in the course of performing services hereunder. This may result in a separate charge to cover Mellon’s expenses (including the cost of external or internal counsel) in resolving such matters; provided that any legal expenses charged to the Client shall be reasonable.

John Hancock Patriot Premium Dividend II

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In the event any federal, state or local laws, rules or regulations are enacted that require Mellon to (i) make any adjustments and/or modifications to its current system, or (ii) provide additional services to Client for which Mellon is not being compensated hereunder, then Client shall compensate Mellon (a) on a pro rata basis proportionate to the Client’s registered shareholder base, for the costs associated with making such required adjustments and/or modifications, or (b) according to Mellon’s standard fees established, in good faith, with respect to such additional services.

Other Services: Fees for any services provided to Client by or on behalf of Mellon hereunder that are not set forth above will be based on Mellon’s standard fees at the time such services are provided or, if no standard fees have been established, an appraisal of the work to be performed.

John Hancock Patriot Premium Dividend II

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